Exhibit 4.4

INTERCREDITOR AGREEMENT

Dated as of

October 10, 2007

BY AND AMONG

U.S. BANK TRUST NATIONAL ASSOCIATION,

not in its individual capacity

but solely as Trustee under the

Northwest Airlines Pass Through Trust 2007-1A

and

Northwest Airlines Pass Through Trust 2007-1B,

CALYON, acting through its New York Branch,

as Class A Liquidity Provider

and

as Class B Liquidity Provider

AND

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity except

as expressly set forth herein but

solely as Subordination Agent and trustee hereunder

i

		Page

SECTION 6.3.	No Representations or Warranties as to Documents	45
SECTION 6.4.	No Segregation of Monies; No Interest	46
SECTION 6.5.	Reliance; Agents; Advice of Counsel	46
SECTION 6.6.	Capacity in Which Acting	46
SECTION 6.7.	Compensation	46
SECTION 6.8.	May Become Certificateholder	47
SECTION 6.9.	Subordination Agent Required; Eligibility	47
SECTION 6.10.	Money to Be Held in Trust	47

ARTICLE VII INDEMNIFICATION OF SUBORDINATION AGENT		47
SECTION 7.1.	Scope of Indemnification	47

ARTICLE VIII SUCCESSOR SUBORDINATION AGENT		48
SECTION 8.1.	Replacement of Subordination Agent; Appointment of Successor	48

ARTICLE IX SUPPLEMENTS AND AMENDMENTS		49
SECTION 9.1.	Amendments, Waivers, Etc.	49
SECTION 9.2.	Subordination Agent Protected	52
SECTION 9.3.	Effect of Supplemental Agreements	53
SECTION 9.4.	Notice to Rating Agencies	53

ARTICLE X MISCELLANEOUS		53
SECTION 10.1.	Termination of Intercreditor Agreement	53
SECTION 10.2.	Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent	54
SECTION 10.3.	Notices	55
SECTION 10.4.	Severability	55
SECTION 10.5.	No Oral Modifications or Continuing Waivers	55
SECTION 10.6.	Successors and Assigns	55
SECTION 10.7.	Headings	55
SECTION 10.8.	Counterpart Form	56
SECTION 10.9.	Subordination	55
SECTION 10.10.	Governing Law	56
SECTION 10.11.	Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.	56
SECTION 10.12.	No Petition Against Trustee	57

ii

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of October 10, 2007, by and among U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (“U.S. Bank Trust”), not in its individual capacity but solely as Trustee of each Trust (each as defined below); CALYON, a société anonyme organized under the laws of France (“Calyon”), acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider; and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the “Subordination Agent”).

WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

WHEREAS, pursuant to the Indentures covering 27 new Embraer ERJ 170-200LR aircraft owned by Northwest at the time such Indenture is entered into, Northwest will issue on a recourse basis two series of Equipment Notes to finance the purchase of such Aircraft;

WHEREAS, pursuant to the Financing Agreements, each Trust will acquire Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a “Class”) bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Underwriting Agreement, the Underwriters propose to purchase the Class A Certificates issued by the Class A Trust and the Class B Certificates issued by the Class B Trust in the aggregate face amount set forth opposite the name of each such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, the Class A Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class A Certificates and the Class B Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class B Certificates, in each case with the Subordination Agent, as agent for the Trustee of the applicable Trust, respectively, for the benefit of the Certificateholders of each such Trust;

WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)                                  all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(3)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(4)                                  the term “including” shall mean “including without limitation”.

“Acceleration” means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, the declaration or deemed declaration of such amounts to be immediately due and payable. “Accelerate”, “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Actual Disposition Event” means, in respect of any Equipment Note: (i) the disposition of the Aircraft (as defined in the Indenture pursuant to which such Equipment Note was issued) for cash, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss (as defined in such Indenture) with respect to such Aircraft or (iii) the sale of such Equipment Note for cash.

“Additional Certificateholders” has the meaning assigned to such term in Section 9.1(d).

“Additional Certificates” has the meaning assigned to such term in Section 9.1(d).

“Additional Equipment Notes” has the meaning assigned to such term in Section 9.1(d).

“Additional Trust” has the meaning assigned to such term in Section 9.1(d).

“Additional Trust Agreement” has the meaning assigned to such term in Section 9.1(d).

“Additional Trustee” has the meaning assigned to such term in Section 9.1(d).

“Administration Expenses” has the meaning assigned to such term in clause “first” of Section 3.2.

“Advance”, with respect to any Liquidity Facility, means any Advance as defined in such Liquidity Facility.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aircraft” means, with respect to any Indenture, the “Aircraft” referred to therein.

“Appraisal” has the meaning assigned to such term in Section 4.1(a)(iv).

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post-Default Appraisals of such Aircraft.

“Appraisers” means Aircraft Information Services, Inc., BACK Aviation Solutions and Morten Beyer and Agnew, Inc. or, so long as the Person entitled or required hereunder to select such Appraiser acts reasonably, any other nationally recognized appraiser reasonably satisfactory to the Subordination Agent and the Controlling Party.

“Available Amount” means, with respect to any Liquidity Facility on any date, the Maximum Available Commitment (as defined therein) on such date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Minneapolis, Minnesota, Wilmington, Delaware or Boston, Massachusetts, or the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds. Solely with respect to draws under any Liquidity Facility, “Business Day” shall also include a “Business Day” as defined in such Liquidity Facility.

“Cash Collateral Account” means the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable.

“Certificate” means a Class A Certificate or a Class B Certificate, as applicable.

“Certificate Buy-Out Event” means that a Northwest Bankruptcy Event has occurred and is continuing and the following events in either clause (A) or (B) have occurred: (A) (i) the 60-Day Period has expired and (ii) Northwest has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults under all of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) prior to the expiry of the 60-Day Period, Northwest shall have abandoned any Aircraft.

“Certificateholder” means any holder of one or more Certificates.

“Class” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Class A Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(k) shall be deposited.

“Class A Certificateholder” means, at any time, any holder of one or more Class A Certificates.

“Class A Certificates” means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing fractional undivided interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Trust Agreement.

“Class A Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee of the Class A Trust, and the initial Class A Liquidity Provider, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Liquidity Provider” means Calyon, acting through its New York Branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class A Liquidity Facility pursuant to Section 3.5(e).

“Class A Trust” means the Northwest Airlines Pass Through Trust 2007-1A created and administered pursuant to the Class A Trust Agreement.

“Class A Trust Agreement” means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2007-1A thereto dated as of the date hereof by and among Northwest, NWA Corp., and the Trustee, governing the creation and administration of the Northwest Airlines Pass Through Trust 2007-1A and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Trustee” means U.S. Bank Trust, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class B Adjusted Interest” means, as of any Current Distribution Date: (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding the Current Distribution Date, on the Preferred B Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Equipment Note or Aircraft, as the case may be.

“Class B Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(k) shall be deposited.

“Class B Certificateholder” means, at any time, any holder of one or more Class B Certificates.

“Class B Certificates” means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

“Class B Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee of the Class B Trust, and the initial Class B Liquidity Provider, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Liquidity Provider” means Calyon, acting through its New York Branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class B Liquidity Facility pursuant to Section 3.5(e).

“Class B Trust” means the Northwest Airlines Pass Through Trust 2007-1B created and administered pursuant to the Class B Trust Agreement.

“Class B Trust Agreement” means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2007-1B thereto dated as of the date hereof and among Northwest, NWA Corp., and the Trustee, governing the creation and administration of the Northwest Airlines Pass Through Trust 2007-1B and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Trustee” means U.S. Bank Trust, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning assigned to such term in the Indentures.

“Collection Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(i) which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

“Consent Period” has the meaning assigned to such term in Section 3.5(d).

“Controlling Party” means the Person entitled to act as such pursuant to the terms of Section 2.6.

“Corporate Trust Office” means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

“Current Distribution Date” means a Distribution Date specified as a reference date for calculating the Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default.

“Delivery Period Termination Date” means March 31, 2009

“Deposit Agreement” shall mean, with respect to any Class of Certificates, the Deposit Agreement pertaining to such Class dated the date hereof between the Escrow Agent, and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Depositary” means Credit Suisse, New York Branch, as depositary under the Deposit Agreement relating to Class A and Class B Certificates.

 “Deposits” with respect to any Class of Certificates shall have the meaning set forth in the Deposit Agreement pertaining to such Class.

“Designated Representatives” means the Subordination Agent Representatives, the Trustee Representatives and the Provider Representatives identified under Section 2.5.

“Distribution Date” means a Regular Distribution Date or a Special Distribution Date.

“Dollars” or “$” means United States dollars.

“Downgrade Drawing” has the meaning assigned to such term in Section 3.5(c).

“Downgrade Event” has the meaning assigned to such term in each Liquidity Facility.

“Downgraded Facility” has the meaning assigned to such term in Section 3.5(c).

“Drawing” means an Interest Drawing, a Special Termination Drawing, a Non-Extension Drawing, a Final Drawing or a Downgrade Drawing, as the case may be.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating of at least A3 from Moody’s and a long-term issuer credit rating of at least A- from Standard & Poor’s. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution (as defined below); provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

“Eligible Institution” means, subject to the last sentence of subsection 2.2(c), (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating or issuer credit rating, as the case may be, from each Rating Agency of at least A-3 or its equivalent.

“Eligible Investments” means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody’s of at least P-1 and a short-term issuer credit rating issued by Standard & Poor’s of at least A-1 having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker’s acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a short-term unsecured debt rating by Moody’s of at least P-1 and a short-term issuer credit rating by Standard & Poor’s of at least A-1, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank’s capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by Northwest or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless a Ratings Confirmation shall have been received with respect to the making of such investment.

“Equipment Note Buy-Out Event” means the occurrence and continuation of (i) a Certificate Buy-Out Event or (ii) an Indenture Event of Default under any Indenture that has continued for a period of five years without an Actual Disposition Event occurring with respect to the Equipment Notes issued under such Indenture.

“Equipment Note Special Payment” means a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture.

“Equipment Notes” means, at any time, the Series A Equipment Notes and the Series B Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

“Escrow Agent” means Citibank, N.A., as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Escrow and Paying Agent Agreement” shall mean, with respect to any Class of Certificates, the Escrow and Paying Agent Agreement pertaining to such Class, dated the date hereof, among the Escrow Agent, the Underwriters, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Escrow Receipts” has the meaning assigned to such term in the Escrow and Paying Agent Agreements for the Trusts.

 “Excess Liquidity Obligations” means, with respect to an Indenture, the amounts payable under the third and fourth paragraphs of Section 2.02 of such Indenture and Section 7 of the Note Purchase Agreement.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Current Distribution Date, the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

“Expiry Date” with respect to any Liquidity Facility, shall have the meaning set forth in such Liquidity Facility.

“Facility Office” means, with respect to any Liquidity Facility, the office of the Liquidity Provider thereunder, presently located in New York, New York, or such other office as such Liquidity Provider from time to time shall notify the applicable Trustee as its “Facility Office” under any such Liquidity Facility; provided that such Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 of any such Liquidity Facility.

“Fee Letters” means, collectively, (i) the Fee Letter dated as of the date hereof among Calyon, the Subordination Agent and Northwest with respect to the initial Liquidity Facilities and (ii) any fee letter entered into among the Subordination Agent, any Replacement Liquidity Provider and Northwest in respect of such Liquidity Facilities.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amounts of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

“Final Drawing” has the meaning assigned to such term in Section 3.5(i).

“Final Legal Distribution Date” means (i) with respect to the Class A Certificates, May 1, 2021 and (ii) with respect to the Class B Certificates, May 1, 2019.

“Financing Agreement” means each of the Participation Agreements and the Note Purchase Agreement.

 “Indenture” means each of the Trust Indentures entered into by the Loan Trustee and Northwest, pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Event of Default” means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

“Interest Drawing” has the meaning assigned to such term in Section 3.5(a).

“Interest Payment Date” means, with respect to any Liquidity Facility, each date on which interest is due and payable under such Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing, a Special Termination Drawing or Final Drawing thereunder, other than any such date on which interest is due and payable under such Liquidity Facility only on an Applied Provider Advance or Applied Special Termination Advance (as such terms are defined in such Liquidity Facility).

“Investment Earnings” means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

“Junior Additional Certificateholder” has the meaning assigned to such term in Section 2.7(c).

“Lien” means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

“Liquidity Event of Default” with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Liquidity Expenses” means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

“Liquidity Facility” means, at any time, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities, Section 7 of the Participation Agreements or the Fee Letters.

“Liquidity Provider” means, at any time, the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

“Loan Trustee” means, with respect to any Indenture, the indenture trustee thereunder.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Controlling Party” means, at any time, any Trustee or Liquidity Provider which is not the Controlling Party at such time.

“Non-Extended Facility” has the meaning assigned to such term in Section 3.5(d).

“Non-Extension Drawing” has the meaning assigned to such term in Section 3.5(d).

“Non-Performing Equipment Note” means an Equipment Note that is not a Performing Equipment Note.

“Northwest” means Northwest Airlines, Inc., a Minnesota corporation, and its successors and assigns.

“Northwest Bankruptcy Event” means the occurrence and continuation of any of the following:

(a)                                  the commencement of an involuntary case or other proceeding in respect of Northwest in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Northwest or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Northwest, a receiver, trustee or liquidator of Northwest, or of any substantial part of its property, or sequestering any substantial part of the property of Northwest and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

(b)                                 the commencement by Northwest of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Northwest to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Northwest or for all or substantially all of its property, or the making by Northwest of any assignment for the benefit of creditors or the taking by Northwest of any corporate action to authorize any of the foregoing.

“Northwest Provisions” has the meaning assigned to such term in Section 9.1(a).

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof, among Northwest, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Note Target Price” means, for any Equipment Note issued under any Indenture, (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note under such Indenture (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note).

“Notice Date” has the meaning assigned to such term in Section 3.5(d).

“NWA Corp.” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Officer’s Certificate” of any Person means a certification signed by a Responsible Officer of such Person.

“Operative Agreements” means this Agreement, the Liquidity Facilities, the Indentures, the Trust Agreements, the Underwriting Agreement, the Participation Agreements, the Fee Letters, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing and each of the other documents and instruments referred to in the definitions of “Operative Documents” contained in any Indenture.

“Outstanding” means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

(i)                                     Certificates of such Class theretofore cancelled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

(ii)                                  Certificates of such Class for which money in the full amount required to make the Final Distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such Final Distribution payment; and

(iii)                               Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by Northwest or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not Northwest or any of its Affiliates.

“Overdue Scheduled Payment” means any Scheduled Payment which is not in fact received by the Subordination Agent within ten Business Days after the Scheduled Payment Date relating thereto.

“Participation Agreements” means, with respect to each Indenture, the Participation Agreement referred to therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated as of June 3, 1999 by and among the NWA Corp., Northwest and the U.S. Bank Trust (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity except as expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the “Pass Through Trustee”).

“Payee” has the meaning assigned to such term in Section 2.4(c).

“Paying Agent” means U.S. Bank National Association, as paying agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which Northwest is a debtor any payment default existing during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits the payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date.

“Post-Default Appraisal” has the meaning assigned to such term in Section 4.1(a)(iv).

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Aircraft for cash under the Indenture pursuant to which such Series B Equipment Note was issued and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss (as defined in such Indenture) with respect to such Aircraft and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold for cash over (y) the purchase price received with respect to the sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Premium” means any “Make-Whole Amount”, as such term is defined in any Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Provider Incumbency Certificate” has the meaning assigned to such term in Section 2.5(c).

“Provider Representatives” has the meaning assigned to such term in Section 2.5(c).

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless, in the case of the Class A Trust Agreement or the Class B Trust Agreement, the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Liquidity Facility for such Class, with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. Initially, the Rating Agencies shall consist of Moody’s and Standard & Poor’s.

“Ratings Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

“Refinancing Certificateholders” has the meaning assigned to such term in Section 9.1(c).

“Refinancing Certificates” has the meaning assigned to such term in Section 9.1(c).

“Refinancing Equipment Notes” has the meaning assigned to such term in Section 9.1(c).

“Refinancing Trust Agreement” has the meaning assigned to such term in Section 9.1(c).

“Refinancing Trust” has the meaning assigned to such term in Section 9.1(c).

“Refinancing Trustee” has the meaning assigned to such term in Section 9.1(c).

“Regular Distribution Dates” means each May 1 and November 1, commencing on May 1, 2008; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

“Replacement Liquidity Facility” means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount and issued by a Person (or Persons) having unsecured short-term debt rating or issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.5(d) hereof.

“Replacement Liquidity Provider” means a Person (or Persons) who issues a Replacement Liquidity Facility.

“Required Amount” means, with respect to each Liquidity Facility and each Cash Collateral Account related thereto, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future payments of principal on such Class of Certificates.

“Responsible Officer” means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer or agent of such Liquidity Provider.

“Scheduled Payment” means, with respect to any Equipment Note, (i) any payment of principal and interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility or withdrawn from any Cash Collateral Account, which payment represents the payment of regularly scheduled interest accrued on the unpaid principal amount of the related Equipment Note; provided that any payment of principal of, Premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

“Scheduled Payment Date” means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Senior Additional Certificateholder” has the meaning assigned to such term in Section 2.7(c).

“Senior Additional Equipment Notes” has the meaning assigned to such term in Section 2.7(c).

“Series A Equipment Notes” means the Series A Equipment Notes issued pursuant to any Indenture by Northwest and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series B Equipment Notes” means the Series B Equipment Notes issued or re-issued pursuant to any Indenture by Northwest and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“60-Day Period” means 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code.

“Special Distribution Date” means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement, whether distributed pursuant to Section 2.4 or Section 3.2 hereof.

“Special Payment” means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral.

“Special Payments Account” means the Eligible Deposit Account created pursuant to Section 2.2(a)(ii) as a sub-account to the Collection Account.

“Special Termination Drawing” has the meaning assigned to such term in Section 3.5(k).

“Special Termination Notice” with respect to a Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Amount” with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

“Stated Expiration Date” has the meaning assigned to such term in Section 3.5(d).

“Stated Interest Rate” means (i) with respect to the Class A Certificates, 7.027% per annum and (ii) with respect to the Class B Certificates, 8.028% per annum.

“Subordination Agent” has the meaning assigned to it in the preliminary statements to this Agreement.

“Subordination Agent Incumbency Certificate” has the meaning assigned to such term in Section 2.5(a).

“Subordination Agent Representatives” has the meaning assigned to such term in Section 2.5(a).

“Tax” and “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Termination Notice” with respect to any Liquidity Facility has the meaning assigned to such term in such Liquidity Facility.

“Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the short-term issuer credit rating of A-1 by Standard & Poor’s.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Triggering Event” means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiration Date, such Equipment Notes have an aggregate principal balance in excess of $200,000,000 or (z) the occurrence of a Northwest Bankruptcy Event.

“Trust” means either of the Class A Trust or the Class B Trust.

“Trust Accounts” has the meaning assigned to such term in Section 2.2(a).

“Trust Agreement” means either of the Class A Trust Agreement or the Class B Trust Agreement.

“Trust Property” with respect to any Trust, has the meaning set forth in the Trust Agreement for such Trust.

“Trustee” means either of the Class A Trustee or the Class B Trustee.

“Trustee Incumbency Certificate” has the meaning assigned to such term in Section 2.5(b).

“Trustee Representatives” has the meaning assigned to such term in Section 2.5(b).

“Unapplied Provider Advance” with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Underwriters” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

“Underwriting Agreement” means the Underwriting Agreement dated October 2, 2007 among the Underwriters, Northwest and NWA Corp., relating to the purchase of the Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Unindemnified Tax” means (i) any Tax imposed on the net income, net worth or capital, any franchise Tax or similar doing business Tax of the Subordination Agent and (ii) any withholding Tax imposed by the United States (including, without limitation, any withholding Tax imposed by the United States which is imposed or increased as a result of the Subordination Agent’s failing to deliver to the Company any certificate or document necessary to establish that payments under this Agreement are exempt from withholding Tax).

“U.S. Bank Trust” has the meaning assigned to it in the preliminary statements to this Agreement.

 “Withdrawal Notice” has the meaning assigned to such term in Section 3.5(d).

“Written Notice” means, from the Subordination Agent, any Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

SECTION 2.1. Agreement to Terms of Subordination; Payments from Monies Received Only. (a)  Each Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes held by the

Subordination Agent and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

(b)                                 Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1(b), all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or payments under Section 7 of the Participation Agreements, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and to the relevant Deposits and that none of the Trustees, Loan Trustees nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

SECTION 2.2. Trust Accounts. (a)  Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers and (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.5(f) hereof. Upon such establishment and maintenance under Section 3.5(f) hereof, the Cash Collateral Accounts shall, together with the Collection Account, constitute the “Trust Accounts” hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

(b)                                 Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment; provided, however, that following the making of a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments at the direction of Northwest (or, if and to the extent so specified to the Subordination Agent by Northwest with respect to any Liquidity Facility, the Liquidity Provider with respect to such Liquidity Facility); provided further, however, that, notwithstanding the foregoing proviso, following the making of a Non-Extension Drawing, a Downgrade Drawing or a Special Termination Drawing under any initial Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the Cash Collateral Account with respect to such Liquidity Facility in Eligible Investments pursuant to the written instructions of the Liquidity Provider funding such Drawing; provided further, however, that notwithstanding the foregoing provisos, following the making of a Final Drawing or the conversion of a Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing to a Final Drawing, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts pursuant to Section 3.5(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent’s reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence or, with respect to the handling or transfer of funds, ordinary negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(c)                                  The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided in Section 3.3(b) with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, for which a Ratings Confirmation for each Class of Certificates shall have been obtained) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

SECTION 2.3. Deposits to the Collection Account and Special Payments Account. (a)  The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to a Cash Collateral Account).

(b)                                 The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

SECTION 2.4. Distributions of Special Payments. (a)  Notice of Special Payment. Except as provided in Section 2.4(c) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes, the amount of any Overdue Scheduled Payment or the proceeds of Equipment Notes or Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and the Liquidity Providers a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a “Special Distribution Date”), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice and (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) and Article III hereof, as applicable.

(b)  For the purposes of the application of any Equipment Note Special Payment distributed on a Special Distribution Date in accordance with Section 3.2 hereof, so long as no Indenture Event of Default shall have occurred and be continuing under any Indenture:

(i)                                                 the amount of accrued and unpaid Liquidity Expenses that are not yet due that are payable pursuant to clause “second” thereof shall be multiplied by the Section 2.4 Fraction;

(ii)                                              clause “third” thereof shall be deemed to read as follows:  “third, (i) such amount as shall be required to pay accrued and unpaid interest then overdue on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue multiplied by the Section 2.4 Fraction, and (ii) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing shall be distributed to the applicable Liquidity Providers, pro rata on the basis of all amounts described in clauses (i) and (ii) above owed to each Liquidity Provider”;

(iii)                                     clause “seventh” thereof shall be deemed to read as follows:  “seventh, such amount as shall be required to pay accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class A Certificates together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid”, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust;

(iv)                              clause “eighth” thereof shall be deemed to read as follows:  “eighth, such amount as shall be required to pay any accrued, due and unpaid Class B Adjusted Interest to the holders of the Class B Certificates” (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust);

(v)                                 clause “tenth” thereof shall be deemed to read as follows:  “tenth, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “eighth” above to the holders of the Class B Certificates together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust.”

(c)                                  Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4 or 3.2 shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Article III hereof.

(d)                                 Certain Payments. Except for amounts constituting Liquidity Obligations which shall be distributed as provided in Section 3.2, the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from Northwest in respect of any Trustee or any Liquidity Provider, Paying Agent, Depositary or Escrow Agent (collectively, the “Payees”) and (ii) any compensation (including, without limitation, any fees payable to any Liquidity Provider under the Fee Letters) received by it from Northwest under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

SECTION 2.5. Designated Representatives. (a)  With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider and each Trustee, at the Subordination Agent’s discretion, or upon any Liquidity Provider’s or Trustee’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Subordination Agent Incumbency Certificate”) of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the “Subordination Agent Representatives”) authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider and each Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

(b)                                 With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Trustee Incumbency Certificate”) of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the “Trustee Representatives”) authorized to give Written Notices on behalf of such

Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

(c)                                  With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (each, a “Provider Incumbency Certificate”) of any Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (in each case, the “Provider Representatives” and, together with the Subordination Agent Representatives and the Trustee Representatives, the “Designated Representatives”) authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by the relevant Liquidity Provider.

SECTION 2.6. Controlling Party. (a)  The Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder (i) so long as no Indenture Event of Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to at least a majority of outstanding principal amount of Equipment Notes except as provided in Section 9.1(b)), and (ii) after the occurrence and during the continuance of an Indenture Event of Default thereunder, in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien created thereunder on the Aircraft securing such Equipment Notes), by the Controlling Party (except as otherwise provided in Section 2.6(d)).

(b)                                 Subject to subparagraph (c) below, the “Controlling Party” shall be (x) the Class A Trustee and upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee. For purposes of giving effect to the provisions of Section 2.6(a) and this Section 2.6(b), the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, and subject to the provisions of Section 2.6(a) and Article IX, shall exercise its voting rights in respect of the Equipment Notes so held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

(c)                                  Notwithstanding the foregoing provisions of clauses (a) and (b) above, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount as of such date under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing that has been converted to a Final Drawing under such Liquidity Facility) and remains unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing, Non-Extension Drawing or a Special Termination Drawing on deposit in the relevant Cash Collateral Account up to the Required Amount as of such date under the relevant Liquidity Facility shall have become and remain “Applied Downgrade Advances” or “Applied Non-Extension Advances” or “Applied Special Termination Advances”, as the case may be, under and as defined in such Liquidity Facility and (iii) the date on which all Equipment Notes under all Indentures shall have been Accelerated (provided that (A) with respect to the period prior to the Delivery Period Expiration Date, such Equipment Notes have an aggregate principal balance in excess of $200,000,000 and (B) in the event of a bankruptcy proceeding under the Bankruptcy Code in which Northwest is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered Accelerated for purposes of this sub-clause (iii) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the highest outstanding aggregate amount of Liquidity Obligations owed to it (so long as such Liquidity Provider has not defaulted in its obligation to make any Drawing under any Liquidity Facility) shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder at any time from and including the last day of such 18-month period.

(d)                                 Notwithstanding the foregoing provisions of clauses (a) through (c) above, if any holders of the Class B Certificates or Additional Certificates exercise their right under Section 2.7 hereof to purchase Equipment Notes issued under any Indenture, the holders of the majority in aggregate unpaid principal amount of all the Equipment Notes issued under such Indenture, instead of the Controlling Party, shall be entitled to direct the relevant Loan Trustee in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes) (it being understood and agreed that any Equipment Notes that continue to be held by the Subordination Agent shall be voted in accordance with clause (a) above).

(e)                                  The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Sections 4.1(a)(ii) and 4.1(a)(iii) hereof.

(f)                                    The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

SECTION 2.7. Equipment Note Buy-Out Rights. (a)  If an Equipment Note Buy-Out Event has occurred and is continuing, then so long as, with respect to the Indentures referred to below in this clause (a), no Additional Certificateholder has elected to exercise its right to purchase Equipment Notes issued under such Indentures pursuant to this Section 2.7 (upon such election and notification thereof, the right specified in this Section 2.7(a) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such indentures, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived), any Class B Certificateholder may, upon 15 days’ prior written notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buy-Out Event, purchase on the third Business Day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes issued under any one or more of the Indentures for a purchase price equal to the sum of the aggregate Note Target Price for such Series A Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures accrued as of the date of such purchase. If prior to the end of such 15-day period, any other holder of the Class B Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of its Trust, including the purchasing Class B Certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Series A Equipment Notes pro rata based on the interest in the Class B Trust held by each such Certificateholder compared to such interests held by all such participating Certificateholders.

(b)                                 If an Equipment Note Buy-Out Event has occurred and is continuing, then regardless of whether any Class B Certificateholder (or, if applicable, any Senior Additional Certificateholder (as defined below)) has elected to exercise its right to purchase Equipment Notes under this Section 2.7 (and so long as, with respect to the Indentures referred to in this clause (b), no Junior Additional Certificateholder (as defined below) has elected to exercise its right to purchase Equipment Notes issued under such Indentures pursuant to this Section 2.7 (upon such election and notification thereof, the right specified in this Section 2.7(b) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such indentures, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived)), any Additional Certificateholder may, upon 15 days’ prior written notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of the applicable Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buy-Out Event, purchase on the third Business Day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes and the Series B Equipment Notes (and, if applicable, any Senior Additional Equipment Notes (as defined below)) issued under any one or more Indentures for a purchase price equal to the sum of the aggregate Note Target Price for such Series A Equipment Notes, Series B Equipment Notes (and, if applicable, any Senior Additional Equipment Notes) plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures accrued as of the date of such purchase. If prior to the end of such 15-day period, any other holder of such class of Additional Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of the applicable Trust, including the purchasing Additional Certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Series A Equipment Notes and Series B Equipment Notes (and, if applicable, any Senior Additional Equipment Notes) pro rata based on the interest in the applicable Trust held by each such Certificateholder compared to such interests held by all such participating Certificateholders.

“Junior Additional Certificateholder” means, with respect to any Additional Certificateholder exercising its right to purchase Equipment Notes under this Section 2.7(b), any holder of any class (or classes) of Additional Certificates that rank junior, in priority of payment under this Agreement, to the class of Additional Certificates held by such Additional Certificateholder.

“Senior Additional Certificateholder” means, with respect to any Additional Certificateholder exercising its right to purchase Equipment Notes under this Section 2.7(b), any holder of any class (or classes) of Additional Certificates that rank senior, in priority of payment under this Agreement, to the class of Additional Certificates held by such Additional Certificateholder.

“Senior Additional Equipment Notes” means, with respect to any Additional Certificateholder exercising its right, under this Section 2.7(b), to purchase Equipment Notes issued under any Indenture, any series of Additional Equipment Notes that rank senior, in priority of payment under such Indenture, to the series of Additional Equipment Notes corresponding to the class of Additional Certificates held by such Additional Certificateholder.

(c)                                  If any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Equipment Notes pursuant to this Section 2.7 (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

(d)                                 On the date of any purchase by the Class B Certificateholders or any Additional Certificateholders, as applicable, of Equipment Notes issued under any Indenture, the purchasing Certificateholders shall pay to the Subordination Agent in immediately available funds the aggregate purchase price of all of the Equipment Notes being purchased as specified in this Section 2.7. The proceeds received by the Subordination Agent pursuant to this clause (c) shall be promptly applied by the Subordination Agent in accordance with Sections 2.4(a) and 3.2 hereof.

(e)                                  From and after the purchase of any Equipment Notes pursuant to this Section 2.7, any proceeds or payments made with respect to such purchased Equipment Notes shall be paid directly to the holders of such Equipment Notes in accordance with the related Indentures pro rata and shall not be subject to application under Article III hereof. Any proceeds or payments made with respect to any Equipment Notes under the related Indenture not purchased pursuant to this Section 2.7 shall continue to be paid to the Subordination Agent and shall be applied in accordance with Article III hereof.

(f)                                    Notwithstanding the purchase of any Equipment Notes under any Indenture pursuant to this Section 2.7, the provisions of the Granting Clause, Section 2.05, Article III and Section 11.01 and the definitions of “Related Additional Series Equipment Note”, “Related Equipment Note”, “Related Event of Default”, “Related Indenture Indemnitee”, “Related Indentures”, “Related Indenture Trustee”, “Related Certificate Holder”, “Related Operative Documents”, “Related Participation Agreement”, “Related Event of Default”, “Related Secured Obligations”, “Related Series A Secured Certificates” and “Related Series B Secured Certificates” (the “Cross-Collateralization Provisions”) of such Indenture shall remain unchanged and in full force and effect, and may not be amended, modified or otherwise waived in any manner without the prior written consent of the Subordination Agent acting on the instructions of each Trustee. As a condition precedent to any purchase of Equipment Notes under this Section 2.7, each purchasing Certificateholder shall confirm in writing to the Subordination Agent that such purchasing Certificateholder acknowledges, consents and agrees to the provisions of this Section 2.7(e) and shall not take any action in contravention thereof or otherwise amend, modify or waive the Cross-Collateralization Provisions of such Indenture, and further acknowledges, consents and agrees to the restrictions set forth in Sections 4.1(a)(ii) and 4.1(a)(iii) hereof.

(g)                                 In the event that Northwest or any of its Affiliates is an owner of a Class B Certificate (or an Additional Certificate), it shall not have any right, as a Class B Certificateholder (or an Additional Certificateholder), as applicable, to purchase any Equipment Notes under this Section 2.7.

(h)                                 In connection with the purchase of Equipment Notes pursuant to this Section 2.7, upon the payment by any Certificateholder of the applicable Excess Liquidity Obligations and that portion of Note Target Price constituting enforcement costs incurred by the Subordination Agent, such Certificateholder, as the holder of such Equipment Notes, shall be subrogated to the right of the Subordination Agent to receive payment of such amounts in respect of such Equipment Notes under the applicable Indenture.

(i)                                     The right of any Certificateholder to purchase Equipment Notes pursuant to this Section 2.7 shall be subject to such purchase being exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended, and in compliance with other applicable state or foreign securities laws. Each purchaser shall be required to provide to the Subordination Agent reasonably satisfactory evidence of compliance with such laws.

(j)                                     Any Taxes incurred by the applicable Loan Trustee, the Subordination Agent or the applicable Trustee in connection with the sale of any Equipment Note pursuant to the exercise by one or more Certificateholders of the right to purchase Equipment Notes pursuant to this Section 2.7 shall be paid by such purchasing Certificateholders, on a pro rata basis.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION
OF AMOUNTS RECEIVED

SECTION 3.1. Written Notice of Distribution. (a)  No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

(i)                                     With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause “first” (to reimburse payments made by such Trustee or the Class A Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause ”sixth” of Section 3.2 hereof and clauses “seventh” and “ninth” of Section 3.2 hereof;

(ii)                                  With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause “first” (to reimburse payments made by such Trustee or the Class B Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause ”sixth” of Section 3.2 hereof and clauses “eighth”, “tenth” and “eleventh” of Section 3.2 hereof;

(iii)                               With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause “first” of Section 3.2 hereof, clause “second” of Section 3.2 hereof, clause “third” of Section 3.2 hereof, clause “fourth” of Section 3.2 hereof and clause “fifth” of Section 3.2 hereof; and

(iv)                              Each Trustee shall set forth the amounts to be paid to it in accordance with clause “sixth” of Section 3.2 hereof.

(b)                                 At such time as a Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 3.2 hereof, and, in the case of a Liquidity Provider, its commitment or obligations under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

(c)                                  As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee, any Liquidity Provider pursuant to paragraphs (a) and (b) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

(d)                                 Any Written Notice delivered by a Trustee, a Liquidity Provider or the Subordination Agent, as applicable, pursuant to Section 3.1 hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day, shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

(e)                                  In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses “first” through “eleventh” of Section 3.2 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

(f)                                    On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(e) hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of any Equipment Note, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

SECTION 3.2. Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(e), 3.3, 3.5(b) and 3.5(l), amounts on deposit in the Collection Account (including amounts on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(a), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

first, such amount as shall be required to reimburse (i) the Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) or reasonably expected to be incurred by it for the period ending on the next succeeding Regular Distribution Date (which shall not exceed $150,000 unless approved in writing by the Controlling Party) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) any Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) any Liquidity Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to such Liquidity Provider, and (iv) any Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above actually incurred by it (to the extent not previously reimbursed) (collectively, the “Administration Expenses”), shall be distributed to such Liquidity Provider or the applicable Trustee for the account of such

Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iv) above;

second, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

third, (i) such amount as shall be required to pay the aggregate amount of accrued and unpaid interest on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) and (ii) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing, shall be distributed to the applicable Liquidity Providers pro rata on the basis of all amounts described in clauses (i) and (ii) above owed to each Liquidity Provider;

fourth, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.5(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account’s Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause “fourth” is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause “second” or “third” of this Section 3.2), pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations payable to each Liquidity Provider;

fifth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause “fourth” above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Liquidity Provider;

sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Unindemnified Taxes), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Unindemnified Taxes), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

seventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust) shall be distributed to the Class A Trustee;

eighth, such amount as shall be required to pay unpaid Class B Adjusted Interest to the holders of the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee;

ninth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

tenth, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “eighth” above to the holders of the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee;

eleventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

twelfth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

With respect to clauses “first” and “sixth” above, no amounts shall be reimbursable to the Subordination Agent, any Trustee, any Liquidity Provider or any Certificateholder for any payments made by any such Person in connection with any Equipment Note that is no longer held by the Subordination Agent (to the extent that such payments relate to periods after such Equipment Note ceases to be held by the Subordination Agent).

SECTION 3.3. Other Payments. (a)  Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.2 hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the manner provided in clause “first” of Section 3.2 hereof.

(b)                                 Notwithstanding the priority of payments specified in Section 3.2, in the event any Investment Earnings on amounts on deposit in any Cash Collateral Account resulting from an Unapplied Provider Advance are deposited in the Collection Account or the Special Payments Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance to the extent of such Investment Earnings.

(c)                                  If the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided that, for the purposes of this Section 3.3(c) only, each reference in clause “ninth” or “eleventh” of Section 3.2 to “Distribution Date” shall be deemed to refer to such Scheduled Payment Date.

(d)                                 Payments in respect of Liquidity Obligations under Section 3.2 shall be without duplication of any indemnity payment, expense reimbursement or compensation previously paid to the applicable Liquidity Provider under Section 2.4(c).

SECTION 3.4. Payments to the Trustees and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer of funds to the address such Trustee shall provide to the Subordination Agent.

SECTION 3.5. Liquidity Facilities. (a)  Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Certificates or the Class B Certificates (at the Stated Interest Rate for such Class of Certificates) (other than any amount of interest which was due and payable on the Class A Certificates or the Class B Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date), then, prior to 12:30 p.m. (New York City time) on such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an “Interest Drawing”) under the Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Certificates) and (ii) the Available Amount under such Liquidity Facility, and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

(b)                                 Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account, and payable in each case to the Class A Certificateholders or the Class A Trustee, shall be promptly distributed to the Class A Trustee and (ii) all payments received by the Subordination Agent in respect of an

Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Certificateholders or the Class B Trustee, shall be promptly distributed to the Class B Trustee.

(c)                                  Downgrade Drawings. (i) With respect to each Liquidity Facility, a Downgrade Drawing shall be requested by the Subordination Agent thereunder as provided in Section 3.5(c)(iii), if at any time a Downgrade Event shall have occurred with respect to such Liquidity Facility (a “Downgraded Facility”), unless an event described in Section 3.5(c)(ii) occurs with respect to such Liquidity Facility.

(ii)  If at any time any Liquidity Facility becomes a Downgraded Facility, the Subordination Agent shall request a Downgrade Drawing thereunder in accordance with Section 3.5(c)(iii), unless the Liquidity Provider under such Downgraded Facility or Northwest arranges for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent within 10 days after receiving notice of a Downgrade Event (but not later than the expiration date of such Downgraded Facility).

(iii)  Upon the occurrence of any Downgrade Event with respect to any Liquidity Facility, unless a Replacement Liquidity Facility is arranged as provided in Section 3.5(c)(ii), the Subordination Agent shall, on the 10th day referred to in Section 3.5(c)(ii) (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a “Downgrade Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.5(f) hereof. Subject to Section 3.5(e)(iii), the applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

(d)                                 Non-Extension Drawings. The Liquidity Provider shall advise the Subordination Agent, no earlier than the 40th day and no later than the 25th day prior to the scheduled expiration date (the “Stated Expiration Date”) then in effect for the Liquidity Facility of such Liquidity Provider (such period, with respect to such Liquidity Facility, the “Termination Period”), if it determines, in its sole and absolute discretion, that the Stated Expiration Date shall not be extended. If the Liquidity Provider so advises the Subordination Agent and such Liquidity Facility is not replaced in accordance with Section 3.5(e) on or before the date on which such Termination Period ends, the Subordination Agent shall, on the date on which such Termination Period ends (or as soon as possible thereafter), in accordance with and to the extent permitted by the terms of the expiring Liquidity Facility (a “Non-Extended Facility”), request a drawing under such expiring Liquidity Facility (such drawing, a “Non-Extension Drawing”) of all available and undrawn amounts thereunder. Amounts drawn pursuant to any Non-Extension Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(e)                                  Issuance of Replacement Liquidity Facility. (i)  At any time, Northwest may, at its option, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility for any Class of Certificates (including any Replacement Liquidity Facility provided pursuant to Section 3.5(e)(ii) hereof); provided, however, that the initial

Liquidity Provider for any Liquidity Facility shall not be replaced by Northwest as a Liquidity Provider with respect to such Liquidity Facility prior to the third anniversary of the Closing Date unless (A) there shall have become due to such initial Liquidity Provider, or such initial Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any applicable Liquidity Facility and the replacement of such initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts or Northwest determines in good faith that there is a substantial likelihood that such initial Liquidity Provider will have the right to claim any such amounts (unless such initial Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by Northwest to such initial Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by Northwest and reasonably acceptable to such initial Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such initial Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any Liquidity Facility, (C) any Liquidity Facility of such initial Liquidity Provider shall become a Downgraded Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension Drawing shall have occurred under any Liquidity Facility of such initial Liquidity Provider or (D) such initial Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Liquidity Facility in respect of which it is the Liquidity Provider. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or Special Termination Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced.

(ii)                                  If any Liquidity Provider shall determine in accordance with Section 3.5(d) that any of its Liquidity Facilities shall not be extended, then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Liquidity Facility. At any time after a Non-Extension Drawing has been made under any Liquidity Facility, the Liquidity Provider thereunder may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility under which such Non-Extension Drawing has been made.

(iii)                               No Replacement Liquidity Facility arranged by Northwest or a Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.5(c), respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a “Liquidity Facility” under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Certificateholders or the Class B Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.5(e)(ii) or pursuant to Section 3.5(c), such Replacement Liquidity Facility is acceptable to Northwest.

(iv)                              In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.5(c) hereof), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in clause (v) of Section 3.5(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

(v)                                 Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.5(e) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by Northwest or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letters, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) the applicable Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

(f)                                    Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class A Liquidity Facility or the Class B Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(k) hereof, or in the event amounts are to be deposited in the Class A Cash Collateral Account or the Class B Cash Collateral Account pursuant to subclause (A) or (B) of clause “fourth” of Section 3.2, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable. All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof.

On each Interest Payment Date (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account with respect to any Liquidity Facility (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, so long as no Indenture Event of Default shall have occurred and be continuing under any Indenture, such Investment Earnings multiplied by the Section 2.4 Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, the Special Payments Account) and

applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 3.2 or 3.3 (as applicable). The Subordination Agent shall deliver a written statement to Northwest and each Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

(i)                                     on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class A Certificates (at the applicable Stated Interest Rate for the Class A Certificates) after giving effect to the subordination provisions of this Agreement, withdraw from the Class A Cash Collateral Account, and pay to the Class A Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the applicable Stated Interest Rate for the Class A Certificates) on such Class A Certificates and (y) the amount on deposit in the Class A Cash Collateral Account, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust;

(ii)                                  on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates) after giving effect to the subordination provisions of this Agreement, withdraw from the Class B Cash Collateral Account, and pay to the Class B Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) on such Class B Certificates and (y) the amount on deposit in the Class B Cash Collateral Account, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust;

(iii)                               on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 3.2 hereof or pursuant to Section 2.3 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class A Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class A Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class A Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class A Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class A Cash Collateral Account and shall first, pay such withdrawn amount to the Class A Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(iv)                              on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 3.2 hereof or pursuant to Section 2.3 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class B Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class B Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class B Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class B Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class B Cash Collateral Account and shall first, pay such withdrawn amount to the Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(v)                                 if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account related to the Liquidity Facility for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

(vi)                              following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account related to the Liquidity Facility in respect of such Class of Certificates and shall deposit such amount in the Collection Account.

(g)                                 Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Stated Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing, a Non-Extension Drawing, a Downgrade Drawing or a Special Termination Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing shall have been converted into a Final Drawing. In the event that, with respect to any particular Liquidity Facility, (i) funds are withdrawn from any related Cash Collateral Account pursuant to clause (i) or (ii) of Section 3.5(f) hereof or (ii) such

Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing shall have been converted into a Final Drawing, shall be deposited in such Cash Collateral Account as and to the extent provided in clause “fourth” of Section 3.2 and applied in accordance with Section 3.5(f) hereof.

(h)                                 Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

(i)                                     Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a “Final Drawing”). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(j)                                     Adjustments of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is reduced as a result of a reduction in the Pool Balance with respect to such Certificates or otherwise, the Stated Amount of such Liquidity Facility shall automatically be adjusted to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment).

(k)                                  Special Termination Drawing. Upon receipt from any Liquidity Provider of a Special Termination Notice with respect to its Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Special Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a “Special Termination Drawing”). Amounts drawn pursuant to a Special Termination Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(l)                                     Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts relating to such Liquidity Facilities, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Section 3.2 hereof.

(m)                               Assignment of Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under any Liquidity Facility or any interest therein, unless (i) Northwest shall have consented to such assignment and (ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment; provided, that the Subordination Agent shall consent to such assignment if the conditions in the foregoing clauses (i) and (ii) are satisfied, and the foregoing is not intended to and shall not be construed to limit the rights of the initial Liquidity Provider under Section 3.5(e)(ii).

ARTICLE IV

EXERCISE OF REMEDIES

SECTION 4.1. Directions from the Controlling Party. (a)  (i)  Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, the Controlling Party (except as otherwise provided in Section 2.6(d)) shall direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holder of such Equipment Notes, including, without limitation, the ability to vote all such Equipment Notes held by the Subordination Agent in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. If the Equipment Notes issued pursuant to any Indenture and held by the Subordination Agent have been Accelerated following an Indenture Event of Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

(ii)                                  Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any Person (including Northwest) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

(iii)                               Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture and (y) the occurrence of a Northwest Bankruptcy Event, without the consent of each Trustee, no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

(iv)                              Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will obtain three desktop appraisals from the Appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture, in each case based on an assumed half-time status of the Aircraft, without regard to actual maintenance data with respect thereto (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post-Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal (or if a Northwest Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal) and shall post such Appraisals on DTC’s internet board bulletin or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders.

(b)                                 Following the occurrence and during the continuance of an Indenture Event of Default under any Indenture, the Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of the relevant Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or under any applicable law.

(c)                                  If following a Northwest Bankruptcy Event and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Northwest to restructure the financing of any one or more of the Aircraft, the Controlling Party shall promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee shall post such terms and conditions of such restructuring proposal on DTC’s internet board bulletin or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions of such restructuring proposal available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) or otherwise) to effect any such restructuring proposal with or on behalf of Northwest unless and until the material economic terms and conditions of such restructuring shall have been made available to all Certificateholders for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is initially effective for a period not longer than three months from the expiry of the 60-Day Period (an “Interim Restructuring Arrangement”)). The foregoing provisions of this Section 4.1(c) shall (i) not apply to any extension of a Restructuring Arrangement with respect to which such provisions have been complied with in connection with the original entry of such Restructuring Arrangement, if the possibility of such extension has been disclosed in satisfaction of the requirements of such provisions and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the requirements of such provisions and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. In the event that any Certificateholder gives irrevocable notice of the exercise of (i) its right to purchase any Equipment Notes pursuant to Section 2.7 hereof or (ii) its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party pursuant to the applicable Trust Agreement, in either case, prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into (i) in the case of such purchase of Equipment Notes, any such restructuring proposal with respect to the Aircraft related to such Equipment Notes, or (ii) in the case of such purchase of Certificates, any such restructuring proposal with respect to any of the Aircraft, in either case, unless and until such Certificateholder shall fail to purchase such Equipment Notes or Class of Certificates, as applicable, on the date that it is required to make such purchase.

SECTION 4.2. Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

SECTION 4.3. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

SECTION 4.4. Right of Certificateholders and the Liquidity Providers to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, but subject to each Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 3.2 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

SECTION 4.5. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT;
AGREEMENTS OF TRUSTEES, ETC.

SECTION 5.1. Notice of Indenture Event of Default or Triggering Event. (a)  In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Event of Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers and the Trustees notice of such Indenture Event of Default or Triggering Event, unless such Indenture Event of Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Event of Default or Triggering Event unless notified in writing by one or more Trustees, one or more of the Liquidity Providers or one or more Certificateholders.

(b)                                 Other Notices. The Subordination Agent will furnish to each Liquidity Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

(c)                                  Securities Position. Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

(d)                                 Reports. Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Northwest to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustee, Liquidity Providers, the Rating Agencies and Northwest a statement setting forth the following information:

(i)                                     after a Northwest Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by Northwest under Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii)                                  to the best of the Subordination Agent’s knowledge, after requesting such information from Northwest, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the Indentures);

(iii)                               the current Pool Balance of the Certificates, the Preferred B Pool Balance and outstanding principal amount of all Equipment Notes;

(iv)                              the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

(v)                                 the amounts paid to each Person on such Distribution Date pursuant to this Agreement;

(vi)                              details of the amounts paid on such Distribution Date identified by reference to the relevant provision of this Agreement and the source of payment (by Aircraft and party);

(vii)                           if the Subordination Agent has made a Final Drawing under any Liquidity Facility;

(viii)                        the amounts currently owed to each Liquidity Provider;

(ix)                                the amounts drawn under each Liquidity Facility; and

(x)                                   after a Northwest Bankruptcy Event, any operational reports filed by Northwest with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

SECTION 5.2. Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

SECTION 5.3. No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.2 or 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or from a breach of its obligations that constitute willful misconduct or gross negligence hereunder or any other Operative Agreement.

SECTION 5.4. Notice from the Liquidity Providers and Trustees. If a Responsible Officer of any Liquidity Provider or Trustee has actual notice of an Indenture Default or a Triggering Event, such Person shall promptly use its best efforts to give notice thereof to all other Liquidity Providers and Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

ARTICLE VI

THE SUBORDINATION AGENT

SECTION 6.1. Authorization; Acceptance of Trusts and Duties. Each of the Class A Trustee and the Class B Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. U.S. Bank National Association hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence or, with respect to the handling or transfer of funds; ordinary negligence, (b) as provided in Section 2.2 or 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

SECTION 6.2. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

SECTION 6.3. No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

SECTION 6.4. No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Liquidity Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 6.5. Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

SECTION 6.6. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

SECTION 6.7. Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, except (a) with respect to any Unindemnified Taxes incurred by the Subordination Agent in connection with the transactions contemplated by this Agreement and (b) for any fees, expenses and distributions to which it shall not be entitled pursuant to the provisions of Section 4.1(a)(iv) hereof, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation (other than Unindemnified Taxes), to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

SECTION 6.8. May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

SECTION 6.9. Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a bank, trust company, corporation or other financial institution organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such Person shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

SECTION 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.

ARTICLE VII

INDEMNIFICATION OF SUBORDINATION AGENT

SECTION 7.1. Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 7(c) of the

Participation Agreements and Section 7 of the Note Purchase Agreement. The indemnities contained in such Sections shall survive the termination of this Agreement.

ARTICLE VIII

SUCCESSOR SUBORDINATION AGENT

SECTION 8.1. Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers. The Liquidity Provider or the Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

(1)                                  the Subordination Agent fails to comply with Section 6.9 hereof;

(2)                                  the Subordination Agent is adjudged bankrupt or insolvent;

(3)                                  a receiver or other public officer takes charge of the Subordination Agent or its property; or

(4)                                  the Subordination Agent otherwise becomes incapable of acting.

If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party in consultation with Northwest shall promptly appoint a successor Subordination Agent.

Any corporation into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation to which substantially all the corporate trust business of the Subordination Agent may be transferred, shall, subject to the terms of Section 6.9 hereof, be the Subordination Agent hereunder and under the other Operative Agreements to which the Subordination Agent is a party without further act, except that such Person shall give prompt subsequent notice of such transaction to the Liquidity Provider and each Trustee.

A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall send a notice of its succession to the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers or Northwest may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS

SECTION 9.1. Amendments, Waivers, Etc. (a)  This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.5(e)(v)(y) hereof with respect to any Replacement Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee or any Liquidity Provider if such supplement, amendment or modification (i) is in accordance with Section 9.1(c) or Section 9.1(d) hereof or (ii) cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates or any Liquidity Provider; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 2.4, Section 3.2, Section 3.5(e), Section 3.5(f)(other than the last sentence thereof), Section 3.5(l), the last sentence of this Section 9.1(a), Section 9.1(c), Section 9.1(d), the second sentence of Section 10.6 or this proviso (collectively, the “Northwest Provisions”) or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of Northwest with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a) or pursuant to Section 9.1(c) or Section 9.1(d), then such supplement, amendment or modification shall not be effective without the additional written consent of Northwest. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in this Section 9.1(a), Section 9.1(c) or Section 9.1(d), modify Section 2.4 or 3.2 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If the Replacement Liquidity Facility for any Liquidity Facility in accordance with Section 3.5(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility”, then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Liquidity Facilities for an individual Trust.

(b)                                 In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee, and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights with respect to such Equipment Notes as directed by the Controlling Party (subject to Sections 4.1 and 4.4 hereof); provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a Fractional Undivided Interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, reduce the amount of principal or interest payable by Northwest under any Equipment Note, change the time of payments or method of calculation of any amount under any Equipment Note.

(c)                                  If Series B Equipment Notes (or any series of Additional Equipment Notes) issued with respect to all of the Aircraft are redeemed and re-issued in accordance with the terms of Section 2.11(b) of each Indenture and Section 5(a)(i) of the Note Purchase Agreement, such series of re-issued Equipment Notes (the “Refinancing Equipment Notes”) shall be issued to a new pass through trust (a “Refinancing Trust”) that issues a class of pass through certificates (the “Refinancing Certificates”) to certificateholders (the “Refinancing Certificateholders”) pursuant to a pass through trust agreement (a “Refinancing Trust Agreement”) with a trustee (a “Refinancing Trustee”). A Refinancing Trust, a Refinancing Trustee and the Refinancing Certificates shall be subject to all of the provisions of this Agreement in the same manner as the Trust, the Trustee and the Certificates of the Class corresponding to the series of the refinanced Equipment Notes, including, the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates and the amendment of this Agreement as provided below shall require Ratings Confirmation and shall not materially adversely affect any of the Trustees. This Agreement shall be amended by written agreement of the parties hereto to give effect to the issuance of the Refinancing Certificates subject to the following terms and conditions:

(i)                                     the Refinancing Trustee shall be added as a party to this Agreement;

(ii)                                  the definitions of “Certificate”, “Class”, “Class B Certificates” (if applicable), “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect such issuance (and the subordination of the Refinancing Certificates and the Refinancing Equipment Notes);

(iii)                               the Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank pari passu with similar claims in respect of the Liquidity Facilities so long as Ratings Confirmation and the prior written consent of the Liquidity Providers shall have been obtained;

(iv)                              the Refinancing Certificates cannot be issued to Northwest but may be issued to any of Northwest’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of the Refinancing Certificates to any Affiliate of Northwest shall be similarly restricted; and

(v)                                 the scheduled payment dates on the Refinancing Equipment Notes shall be on the Regular Distribution Dates.

The issuance of the Refinancing Certificates in compliance with all of the foregoing terms of this Section 9.1(c) shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 9.1(c) (subject to the Liquidity Providers’ consent right in Section 9.1(c)(iii)) and any such issuance and amendment shall not affect any of its respective obligations under the Liquidity Facilities.

(d)                                 Pursuant to the terms of Section 2.02 of each Indenture and Section 5(a)(i) of the Note Purchase Agreement, one or more additional series of Equipment Notes (the “Additional Equipment Notes”), which shall be subordinated in right of payment to the Series A Equipment Notes and the Series B Equipment Notes under such Indenture, may be issued at any time and from time to time. If any series of Additional Equipment Notes is issued under any Indenture, such series of Additional Equipment Notes shall be issued to a new pass through trust (an “Additional Trust”) that issues a class of pass through certificates (the “Additional Certificates”) to certificateholders (the “Additional Certificateholders”) pursuant to a pass through trust agreement (an “Additional Trust Agreement”) with a trustee (an “Additional Trustee”). In such case, this Agreement shall be amended by written agreement of the parties hereto to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates and, if applicable, any previously issued class (or classes) of Additional Certificates (in order of their issuance) (subject to clause (iii) below). Such issuance and the amendment of this Agreement as provided below shall require Ratings Confirmation and shall not materially adversely affect any of the Trustees. This Agreement shall be amended by written agreement of the parties hereto to give effect to the issuance of any Additional Certificates subject to the following terms and conditions:

(i)                                     the Additional Trustee shall be added as a party to this Agreement;

(ii)                                  the definitions of “Certificate”, “Class”, “Equipment Notes”, “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect the issuance of the Additional Certificates (and the subordination thereof);

(iii)                               Section 3.2 may be revised, with respect to each Class of Additional Certificates, to provide for the distribution of “Adjusted Interest” for such Class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after the Class B Adjusted Interest but before Expected Distributions on the Class A Certificates (it being understood that the Rating Agencies, in connection with providing a Ratings Confirmation, may require that such class of Additional Certificates be rated);

(iv)                              the Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank pari passu with similar claims in respect of the Liquidity Facilities so long as Ratings Confirmation and the prior written consent of the Liquidity Providers shall have been obtained;

(v)                                 the Additional Certificates cannot be issued to Northwest but may be issued to any of Northwest’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of the Additional Certificates to any Affiliate of Northwest shall be similarly restricted;

(vi)                              the provisions of this Agreement governing payments with respect to Certificates and related notices, including Sections 2.4, 3.1 and 3.2, shall be revised to provide for distributions on such class of the Additional Certificates after payment of Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates (and, if applicable, any previously issued class (or classes) of Additional Certificates (in order of their issuance)), subject to clause (iii) above; and

(vii)                           the scheduled payment dates on such series of Additional Equipment Notes shall be on the Regular Distribution Dates.

The issuance of the Additional Certificates in compliance with all of the foregoing terms of this Section 9.1(d) shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 9.1(d) (subject to the Liquidity Providers’ consent right in Section 9.1(d)(iv)) and any such issuance and amendment shall not affect any of its respective obligations under the Liquidity Facilities.

SECTION 9.2. Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

SECTION 9.3. Effect of Supplemental Agreements. Upon the execution of any amendment or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

SECTION 9.4. Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 10.2. Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent. Subject to the second sentence of Section 10.6 and the provisions of Sections 4.4 and 9.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 10.3. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

(i)                                     if to the Subordination Agent, addressed to at its office at:

U.S. Bank National Association

1 Federal St., 3rd Fl.,

Boston, MA 02110
Telephone:                                    (617) 603-6566

Facsimile:                                            (617) 603-6665

(ii)                                  if to the Trustee, addressed to it at its office at:

U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor

Mail Code EX-DE-WDAW

Wilmington, Delaware 19801

Attention:                                         Corporate Trust Services

Ref.:                                                                        Northwest 2007-1 EETC

Telephone:                                    (302) 576-3703

Facsimile:                                            (302) 576-3717

(iii)                               if to the Liquidity Provider, addressed to it at its office at:

Calyon acting through its New York branch

Address:

Calyon Building

1301 Avenue of the Americas

New York, NY 10019

Attention: Jaikissoon Sanichar, Client Banking Services

Telephone: 212-261-7644

Fax: 917-849-5580

With a copy of any Notice of Borrowing to:

Calyon acting through its New York branch

Address:

Calyon Building

1301 Avenue of the Americas

New York, NY 10019

Attention: Angel Naranjo, Transportation Group

Telephone: 212-261-7876

Fax: 212-261-7368

Whenever any notice in writing is required to be given by any Trustee, Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is mailed by certified mail, postage prepaid or by courier service or if such notice is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 10.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.5. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

SECTION 10.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. In addition, the Northwest Provisions shall inure to the benefit of Northwest and its successors and assigns, and (without limitation of the foregoing) Northwest is hereby constituted, and agreed to be, an express third party beneficiary of the Northwest Provisions.

SECTION 10.7. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.8. Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 10.9. Subordination. (a)  As between the Liquidity Providers (and any additional liquidity providers in respect of any class of Refinancing Certificates or Additional Certificates), on the one hand, and the Trustees (and any Refinancing Trustees or Additional Trustees) and the Certificateholders (and any Refinancing Certificateholders or Additional Certificateholders), on the other hand, and as among the Trustees (and any Refinancing Trustees or Additional Trustees) and the related Certificateholders (and any Refinancing Certificateholders or Additional Certificateholders), this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

(b)                                 Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

(c)                                  If any Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

(d)                                 The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

(e)                                  Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

(i)                                     obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations,

(ii)                                  obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations,

(iii)                               renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

(iv)                              refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

(v)                                 take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

SECTION 10.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 10.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.(a)        Each of the parties hereto hereby irrevocably and unconditionally:

(i)                                     submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

(ii)                                  consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have that the venue of any such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)                               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

(iv)                              agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)                                 EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c)                                  Each Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any state thereof and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

SECTION 10.12. No Petition Against Trustee. The Liquidity Provider covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Trustee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States for one year and a day after the latest maturing Certificate or other obligation has been paid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

U.S. BANK TRUST NATIONAL
ASSOCIATION,
not in its individual capacity but solely as Trustee for each of the Trusts

By:	/s/ John G. Correia
Name:	John G. Correia
Title:	Vice President

[Signature Page to the Intercreditor Agreement]

CALYON, acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider

By:	/s/ Yevgeniya Levitin
Name:	Yevgeniya Levitin
Title:	Director

By:	/s/ Angel Naranjo
Name:	Angel Naranjo
Title:	Director

[Signature Page to the Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and trustee

By:	/s/ John G. Correia
Name:	John G. Correia
Title:	Vice President

[Signature Page to the Intercreditor Agreement]